UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2010

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	1-9927	95-2594724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3405 W. Dr. Martin Luther King Jr. Blvd, Suite 101 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 27, 2010, Comprehensive Care Corporation (the “Company”) and Howard Jenkins (the “Purchaser”) entered into and consummated the terms of a Subscription Agreement (the “Subscription Agreement”) whereby the Purchaser purchased 4,600,000 shares of the Company’s common stock at a purchase price of $0.25 per share (the “Shares”). The Company intends to use the proceeds of $1,150,000 from such transaction for general working capital and other corporate purposes.

The Shares were issued by the Company upon reliance on the exemption from the registrations requirements of the Securities Act of 1933, as amended, provided in Section 4(2) thereof.

The foregoing description is a summary of certain of the terms of the Subscription Agreement and the transaction contemplated thereby. This summary does not purport to be complete and is qualified in its entirety by the complete text of the Subscription Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Subscription Agreement, dated July 27, 2010, between the Company and the Purchaser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

Date: July 28, 2010	By:	/s/ Giuseppe Crisafi
Giuseppe Crisafi
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Subscription Agreement, dated July 27, 2010, between the Company and the Purchaser.